EXHIBIT 32.1



                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                               REGAN HOLDING CORP.
                 FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     I am the Chief Executive Officer of Regan Holding Corp., a California corporation (the "Company"). I am delivering this certificate in connection with the Company's annual report on Form 10-K for the year ended December 31, 2005 ("Form 10-K").

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: March 31, 2006
                                 /s/ Lynda L. Regan
                                 ---------------------
                                 Lynda L. Regan
                                 Chief Executive Officer


     A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Regan Holding Corp. and will be retained by Regan Holding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.